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                                                                     Exhibit 4.4

CPS Logo


            Consumer Portfolio Services, Inc. Subscription Agreement

          Renewable Unsecured Subordinated Note Subscription Agreement
          ------------------------------------------------------------

To purchase a renewable unsecured subordinated note(s), please complete this form and write a check made payable to Consumer Portfolio Services, Inc. Send this form along with your check and any other documents requested below to the selling agent for the notes, SUMNER HARRINGTON LTD., 11100 WAYZATA BOULEVARD, SUITE 170, MINNEAPOLIS, MINNESOTA 55305. If you have any questions, call the selling agent for the notes, SUMNER HARRINGTON LTD., at 800-234-5777.

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             NOTE PURCHASE AMOUNT (minimum principal amount $1,000 per note)

                           INTEREST PAYMENT SCHEDULE (please select one for each note)
                           -----------------------------------------------------------

NOTE TERM         PRINCIPAL AMOUNT  MONTHLY*   QUARTERLY     SEMI-ANNUALLY   ANNUALLY  MATURITY
Three Month       $__________       [ ]        [ ]            N/A            N/A       [ ]
Six Month         $__________       [ ]        [ ]            [ ]            N/A       [ ]
One Year          $__________       [ ]        [ ]            [ ]            [ ]       [ ]
Two Year          $__________       [ ]        [ ]            [ ]            [ ]       [ ]
Three Year        $__________       [ ]        [ ]            [ ]            [ ]       [ ]
Four Year         $__________       [ ]        [ ]            [ ]            [ ]       [ ]
Five Year         $__________       [ ]        [ ]            [ ]            [ ]       [ ]
Ten Year          $__________       [ ]        [ ]            [ ]            [ ]       [ ]
TOTAL             $__________       *Monthly interest payment date (e.g. 1st, 15th, etc.)


Form of Ownership (please select one)
         [ ]        Individual Investor (with optional beneficiary)      [ ]        Custodian for a Minor
         [ ]        Joint Tenants with Right of Survivorship             [ ]        Other IRA, SEP, 401(k), 403(b), Keogh, trust,
                                                                                    corporation, partnership, etc.
                                                                                    (Please include with this form a trust
                                                                                    resolution or the appropriate corporation
                                                                                    or partnership documents authorizing you
                                                                                    to make this investment.)

Note Purchaser (please circle one)
   Full Name of Individual Investor/First Joint Tenant/Minor/Entity/Administrator/Trustee

__________________________________________________________    _____________________________________    _____________________________
First Name                 Middle Name      Last Name         Social Security Number/Tax ID Number     Date of Birth (if applicable)


Full Name of Beneficiary/Second Joint Tenant/Custodian/Transfer on Death (please circle one if applicable)

__________________________________________________________    _____________________________________    _____________________________
First Name                 Middle Name      Last Name         Social Security Number/Tax ID Number     Date of Birth (not required
                                                                                                       for custodians)

Other Family CPS Note Investors_____________________________________________________________________________________________________

Primary Address (Original correspondence will be sent             Secondary Address (Optional--copies of correspondence will be sent
to this address.)                                                 to this address.)

_____________________________________________________             __________________________________________________________________
Individual Investor, IRA Administrator, Trustee,                  Beneficiary, IRA Owner, Joint Tenant, Partner, etc.
Custodian, Partnership, etc.

_____________________________________________________             __________________________________________________________________
Address                                                           Address

_____________________________________________________             __________________________________________________________________
City                     State          Zip                       City                         State          Zip

_____________________________________________________             __________________________________________________________________
Daytime Phone (Include Area Code)     E-mail Address              Daytime Phone (Include Aera Code)          E-mail Address


DIRECT DEPOSIT CPS will electronically deposit your principal and interest payments directly into the account listed in the Direct Deposit section on the reverse side of this form. Please complete and sign the reverse side of this form for automatic deposit to either your checking or savings account.


PASSWORD When you call Sumner Harrington Ltd. to discuss your investment, you may be asked to verify your identification by answering the following question.

What is your mother's maiden name?______________________________________________

CERTIFICATION Under penalties of perjury, I hereby declare and certify that: (i) I am a bona fide resident of the state listed in the primary mailing address;
(ii) I have received and read the prospectus provided by Consumer Portfolio Services, Inc. and understand the risks related to the notes and to Consumer Portfolio Services, Inc.; (iii) Sumner Harrington Ltd. has neither recommended this investment to me nor given me investment, legal or tax advice regarding the notes and the creditworthiness of Consumer Portfolio Services, Inc.; (iv) I have independently determined that this investment is suitable for me without relying on such advice from Sumner Harrington Ltd.; (v) the notes are illiquid due to significant transfer restrictions and the lack of a secondary market; (vi) I risk the loss of my entire principal amount and all accrued but unpaid interest when purchasing the notes and have the financial ability to withstand these losses; (vii) I am purchasing the notes to fulfill my investment objective of earning current taxable interest income; (viii) the social security number or tax identification number listed above is correct; and (ix) I am not subject to backup withholding, either because the Internal Revenue Service has not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or I have been notified that I am no longer subject to backup withholding. I understand that my purchase offer is subject to the terms contained in the prospectus, may be rejected in whole or in part and will not become effective until accepted by Consumer Portfolio Services, Inc. or its selling agent.

_________________________________________________________________________________________________
Signature of Individual Investor/First Joint Tenant/Custodian/Authorized Person      Date

_________________________________________________________________________________________________
Signature of Second Joint Tenant (If applicable)                                     Date


Office Use Only     ACTP________   DATE_________  COMM_________  ADVR_________  SHDB_________ SALU_________

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CPS Logo

                                 DIRECT DEPOSIT
                                 --------------

Direct Deposit Account Information (please check one)

[ ] I currently receive direct deposit payments from an existing CPS note. Please deposit all principal and interest payments for this new note into the same account.

[ ] Please deposit my payments into the account listed below. (If this option is chosen, the account owner must attach a VOIDED check -- or deposit slip if this is a savings account -- to the bottom of this form.)

_______________________________________________________________________________________________________________
Account Owner Name(s)

__________________________________________   [ ] Checking   [ ] Savings    [ ] Other

Account Number

[ ][ ][ ][ ][ ][ ][ ][ ][ ]               __________________________________       ____________________________
Bank Routing Number (9 digits)            Bank Name                                Branch Location

Some financial institutions (e.g. brokerage firms, custodians, mutual savings banks, credit unions, money market funds, etc.) also require "for further credit" information to correctly indentify direct deposit accounts. If your financial institution requires this additional information, please list it below. If you are unsure if this additional information is required, please call your financial institution.

For further credit:____________________________________________________________________________________________

DIRECT DEPOSIT AUTHORIZATION
As the investor of record and authorized signatory of the account listed above, I hereby authorize Consumer Portfolio Services, Inc., its affiliates, or its agents (collectively referred to hereinafter as "CPS") to deposit interest and principal payments owed to me, by initiating credit entries in the account to my financial institution listed on this form. Further, I authorize my financial institution to accept and to credit any credit entries initiated by CPS to the listed account. In the event of an erroneous credit entry, I also authorize CPS to debit the account for an amount not to exceed the original amount of the erroneous credit.

This authorization is to remain in full force and effect until CPS and my financial institution have received written notice from me of its termination in such time and in such manner as to afford CPS and my financial institution reasonable opportunity to act on it. In the event the listed account is closed I will promptly notify CPS of an alternate account into which payments can be made.

______________________________________________________ ______________________________________________________
Authorized Signature                                   Date


         Mail to:
         Sumner Harrington Ltd.
         11100 Wayzata Boulevard
         Suite 170
         Minneapolis, Minnesota 55305






                    ATTACH VOIDED CHECK or DEPOSIT SLIP HERE
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